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                                                                      EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                   (Unaudited)
                 (in thousands, except share and per share data)


                                                                    Three Months Ended                  Six Months Ended
                                                             -------------------------------    ------------------------------
                                                             June 30, 1998     June 30, 1997    June 30, 1998    June 30, 1997
                                                             -------------     -------------    -------------    -------------
                                                                                (restated)                        (restated)
Net Loss                                                     $      (5,043)    $        (790)   $      (3,727)   $        (648)
                                                             =============     =============    =============    =============


                                                            NET INCOME PER SHARE - BASIC

Weighted average common shares  - Basic                         12,946,624         9,283,078       12,946,624        8,991,412
                                                             =============     =============    =============    =============


Net loss per share - Basic                                   $       (0.39)    $       (0.09)   $       (0.29)   $       (0.07)
                                                             =============     =============    =============    =============


                                                           NET INCOME PER SHARE - DILUTED

Shares used in this computation:
  Weighted average common shares  - Basic                       12,946,624         9,283,078       12,946,624        8,991,412
  Dilutive effect of shares under employee stock plans (*)              --                --               --               --
                                                             -------------     -------------    -------------    -------------

  Weighted average common shares - Diluted                      12,946,624         9,283,078       12,946,624        8,991,412
                                                             =============     =============    =============    =============


Net loss per share - Diluted                                 $       (0.39)    $       (0.09)   $       (0.29)   $       (0.07)
                                                             =============     =============    =============    =============



(*) Common stock equivalents were not included as their effect would be anti-dilutive